Exhibit 99.1

Bidi Vapor Wins Merits Case Against FDA;
Kaival Brands Anticipates Revenue Growth From Decision

Federal Appeals Court sets aside Bidi Vapor’s Marketing Denial Order (“MDO”) for its non-tobacco flavored ENDS, and remands back to FDA for further review

GRANT, FL, August 25, 2022 -- Kaival Brands Innovations Group, Inc. (NASDAQ: KAVL) (“Kaival Brands,” the “Company,” or “we”), the exclusive U.S. distributor of products manufactured by Bidi Vapor, LLC (“Bidi Vapor”), including the BIDI® Stick self-contained electronic nicotine delivery system (“ENDS”), which is intended exclusively for legal-age nicotine users, announced that the U.S. Court of Appeals for the Eleventh (11th) Circuit has ruled 2-1 in Bidi Vapor’s favor, granting its petition for review, and setting aside and remanding as arbitrary and capricious the U.S. Food and Drug Administration’s (“FDA”) order denying the Premarket Tobacco Product Applications (“PMTA”) for the non-tobacco flavored BIDI® Sticks.

Failure by FDA to Consider Marketing Plans and Sales-Access-Restrictions

On August 23, 2022, the 11th Circuit held that FDA’s Marketing Denial Order (“MDO”) issued against Bidi Vapor’s non-tobacco flavored ENDS devices was “arbitrary and capricious,” primarily because FDA failed to consider the relevant marketing and sales-access-restrictions plans included in Bidi Vapor’s comprehensive PMTAs.

“Distribution in the ENDS market has been challenging to say the least, especially regarding compliance with FDA policies and procedures. As the exclusive U.S. distributor of Bidi Vapor’s products, this is a significant event for us and our downstream partners, as many awaited the decision before expanding distribution, and paves the way for potential revenue growth for our company” said Eric Mosser, President and Chief Operating Officer of Kaival Brands.

“But more than that, we are glad the appellate court recognized the potential importance and direct effects that an adult-focused marketing plan and strict sales and access restrictions may have on addressing the youth access problem” continued Mr. Mosser. “We strongly believe that the appeal to and illegal usage by youth can be significantly reduced, not by banning flavors which are necessary for adult smokers seeking non-combustible alternatives to cigarettes, but with responsible marketing, adult-oriented packaging, restrictive online access, and enforcement of the current laws and regulations to force out bad actors marketing illegal and counterfeit products.”

In the majority opinion, the Court stated that FDA needed to consider relevant marketing strategies and plans surrounding access and restrictions around minors included in the PMTAs, and not simply disregard those plans as historically insufficient. “The FDA offers its experience as its primary excuse for its refusal to consider the marketing and sales-access-restriction plans,” the Court’s majority ruled. “Experience fails as a justification...”

The majority also noted that administrative “efficiency” – i.e., quickly reviewing the many PMTAs submitted to FDA – was not an “excuse,” saying, “by definition, the requirement that federal agencies consider all ‘relevant factors,’ prohibits agency shortcuts.”

While the majority focused on FDA’s failure to review Bidi’s marketing plans and sales and access restrictions, the majority further noted, with respect to Bidi Vapor’s applications, that FDA also failed to consider key evidence including, among other things, “product information, scientific safety testing, literature reviews, consumer insight surveys, and details about the company’s youth access prevention measures, distribution channels, and adult-focused marketing practices,” which “target only existing adult vapor product users, including current adult smokers,” as well as Bidi Vapor’s state-of-the-art anti-counterfeit authentication system and retailer monitoring program.

At the time of this press release, FDA has not announced its plans moving forward. The agency could appeal the ruling or put Bidi Vapor’s PMTAs for its non-tobacco flavored devices into scientific review. The Court ruling “remands”, or sends, the applications back to the FDA for action. The dissenting judge sided with FDA and its arguments that it has not seen any marketing or access plans that would reduce youth access, or that non-tobacco flavored vaping products offer an advantage over tobacco-flavored vaping products in decreasing smoking among existing smokers, despite the fact that FDA admittedly did not even review Bidi Vapor’s submitted marketing plan or other evidence.

“We believe that Bidi Vapor has provided FDA with substantial, robust and reliable scientific evidence through, among other things, surveys, behavioral studies and clinical trials on our BIDI® Stick products. We are confident the science will prove that the BIDI® Stick is appropriate for public health (APPH),” noted Kaival Brands Chief Science Officer and Founder, Niraj Patel. “Following on FDA’s initial administrative stay of the MDO, we believed that the subsequent judicial stay was a good indication that the Court found some merit in Bidi Vapor’s arguments and puts Bidi Vapor’s PMTAs for the non-tobacco flavored ENDS one step closer to being properly and fully evaluated by the FDA. Bidi Vapor’s victory in our merits case confirms our prior beliefs. We look forward to cooperating with the agency through the scientific review process.”

Leading with Integrity

Bidi Vapor submitted PMTAs for all 11 flavor varieties (nine flavored ENDS plus menthol and tobacco) of its BIDI® Stick prior to the court-ordered September 9, 2020 PMTA deadline. The detailed applications ran over 285,000 pages and contained significant information supporting the products as appropriate for the protection of the public health – including robust and reliable scientific data supporting that its non-tobacco flavored BIDI® Sticks provide an added benefit to adult smokers over tobacco-flavored ENDS.

Despite submitting scientifically rigorous PMTAs and keeping FDA informed about its ongoing clinical and behavioral studies, among other things, Bidi Vapor received an MDO for its non-tobacco flavored BIDI® Sticks, along with nearly all other manufacturers of such flavored ENDS, in early September 2021. On September 29, 2021, Bidi Vapor filed a Petition for Review of the MDO with the 11th Circuit. That MDO was initially administratively stayed by FDA; after that administrative stay was lifted in December 2021, the 11th Circuit stayed the MDO on February 1, 2022. Oral arguments were heard on May 17, 2022 in Miami, Florida.

On August 23, 2022, the 11th Circuit ruled on the Petition for Review in favor of Bidi Vapor. This ruling effectively reverses the MDO and allows Bidi Vapor to continue to market all flavor varieties of the BIDI® Stick in the United States. All ENDS product on the market today that do not have marketing authorization from FDA are subject to enforcement, at the Agency’s discretion.

Since its MDO was issued, Bidi Vapor has continued to supplement its comprehensive PMTAs with additional science, including clinical and behavioral studies supporting that its products are APPH, which Bidi Vapor believes FDA must now also consider on remand as part of a full scientific review of its applications.

ABOUT BIDI VAPOR

Based in Melbourne, Florida, Bidi Vapor maintains a commitment to responsible adult-focused marketing, strict youth access prevention measures and age-verification standards, as well as sustainability through its BIDI® Cares recycling program. Bidi Vapor’s device, the BIDI® Stick, is a premium product made with high-quality components, a UL-certified battery and technology designed to deliver a consistent vaping experience for adult smokers 21 and over. Bidi Vapor is also adamant about strict compliance with all federal, state, and local guidelines and regulations. At Bidi Vapor, innovation is key to its mission, with the BIDI® Stick promoting environmental sustainability, while providing a unique vaping experience to adult smokers.

Niraj Patel, Chief Science and Regulatory Officer of Kaival Brands, owns and controls Bidi Vapor. As a result, Bidi Vapor and Kaival Brands are considered under common control and Bidi Vapor is considered a related party.

For more information, visit www.bidivapor.com

ABOUT KAIVAL BRANDS

Based in Grant, Florida, Kaival Brands Innovations Group, Inc. (NASDAQ: KAVL) is a company focused on growing and incubating innovative and profitable products into mature and dominant brands in their respective markets. Our vision is to develop internally, acquire, own, or exclusively distribute these innovative products and grow each into dominant market-share brands with superior quality and recognizable innovation. Kaival Brands and Philip Morris International Inc. are the exclusive global distributors of products manufactured by Bidi Vapor.

Learn more about Kaival Brands at www.ir.kaivalbrands.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and the statements of the Company’s management and partners included herein and related to the subject matter herein includes statements that constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which are statements other than historical facts. You can identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will,” and similar words. All forward-looking statements speak only as of the date of this press release. Although we believe that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results (including, without limitation, the anticipated benefits to the Company and Bidi Vapor of the Court decision described herein) could materially and adversely differ from what is expressed, implied, or forecasted in such statements. Our business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect results, and are often beyond our control. Factors that could cause or contribute to such differences include, but are not limited to: (i) future actions by the FDA in response to the Court’s decision that could impact our business and prospects, (ii) the success of our agreement with Philip Morris International, (iii) how quickly domestic and international markets adopt our products, (iv) the scope of future FDA enforcement of regulations in the ENDS industry, (v) the FDA’s approach to the regulation of synthetic nicotine and its impact on our business, (vi) potential federal and state flavor bans and other restrictions on ENDS products, (vii) the duration and scope of the COVID-19 pandemic and impact on the demand for the products we distribute, (viii) general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; (ix) the effects of steps that we could take to reduce operating costs, (x) our inability to generate and sustain profitable sales growth, including sales growth in the international markets, (xi) circumstances or developments that may make us unable to implement or realize anticipated benefits, or that may increase the costs, of our current and planned business initiatives, (xii) significant changes in our relationships with our distributors or sub-distributors and (xiii) other factors detailed by us in our public filings with the Securities and Exchange Commission, including the disclosures under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 21, 2021, filed with the Securities and Exchange Commission on February 16, 2022 and accessible at www.sec.gov. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Except as required under the federal securities laws and the Securities and Exchange Commission’s rules and regulations, we do not have any intention or obligation to update any forward-looking statements publicly, whether as a result of new information, future events, or otherwise.

#

Investor Relations:

Stephen Sheriff, Director of Communications and Administration

Ir.kaivalbrands.com

investors@kaivalbrands.com